Carolina Trust BancShares, Inc. 8-K

Exhibit 99.1

Carolina Trust BancShares, Inc. Announces Completion of the Reorganization

of Carolina Trust Bank into a Bank Holding Company

LINCOLNTON, N.C., August 16, 2016 (GLOBE NEWSWIRE) -- Carolina Trust BancShares, Inc. (NASDAQ - CART) announced that, effective today, it has consummated the statutory share exchange pursuant to which it has become the parent company of Carolina Trust Bank. Carolina Trust Bank shareholders approved the share exchange and resulting reorganization of the bank into a bank holding company at the bank’s annual shareholder meeting on May 10, 2016. The holding company, Carolina Trust BancShares, Inc., has the same ticker symbol, CART, that was previously used by Carolina Trust Bank. Shares of Carolina Trust Bank common stock will be exchanged for shares of Carolina Trust Bancshares, Inc. common stock at a one-for-one exchange rate. Investors who own shares in certificate form or in book entry will receive information in the mail regarding any necessary steps to complete the exchange.

About Carolina Trust BancShares, Inc.

Carolina Trust BancShares, Inc. is a bank holding company and the parent company of Carolina Trust Bank. Carolina Trust Bank is a full service, state-chartered bank headquartered in Lincolnton, N.C., operating nine full service branches in Lincoln, Catawba, Gaston and Rutherford Counties in western North Carolina and a loan production office in Mooresville, N.C.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by, followed by or include words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results might differ materially from those projected in the forward-looking statements for various reasons. Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce revisions to any forward-looking statements to reflect future events or developments.